EXHIBIT 10 (iii)

May 1, 2002

C. Martin Sowers
Sr. Vice President - Finance
Family Dollar Stores, Inc.
P.O. Box 1017
Charlotte, NC 28201-1017

Re:

Credit Agreement dated as of August 7, 2001 among Wachovia Bank, National Association, f/k/a First Union National Bank, ("Bank") and Family Dollar Stores, Inc. and Family Dollar, Inc. (Collectively "Borrower")

Dear Mr. Sowers:

You have requested, on behalf of Borrower, an extension of the Tranche A Termination Date for an additional period of one year in accordance with Section 2.14 of the Credit Agreement. Wachovia Bank, National Association agrees to such extension and hereby agrees to extend the “Tranche A Termination Date” from May 31, 2003 to May 31, 2004. Further, you have requested, on behalf of Borrower, an extension of the Tranche B Termination Date for an additional period of 364 days in accordance with Section 2.15 of the Credit Agreement. Wachovia Bank, National Association agrees to such extension and hereby agrees to extend the “Tranche B Termination Date” from May 30, 2002 to May 29, 2003. Capitalized terms not otherwise defined herein have the same meaning given to such terms in the Credit Agreement.

Except as expressly amended by this letter, the Credit Agreement and all of the other Loan Documents are confirmed and ratified in all respects and shall remain in full force and effect in accordance with their respective terms. The Borrower hereby affirms that all representations and warranties in the Credit Agreement remain true and accurate as of the date hereof and that no Default or Event of Default has occurred and is continuing as of the date hereof.

This amendment shall be effective upon signing by each of the parties to the Credit Agreement and the Guarantors. Please acknowledge your agreement by signing and returning to me the enclosed copy of this letter.

Sincerely,

/s/ Stephen T. Dorosh
STEPHEN T. DOROSH
Vice President

Cc: Mike Grady

Acknowledged and Agreed

Family Dollar Stores, Inc.	Family Dollar, Inc.

By: /s/ C. Martin Sowers	By: /s/ C. Martin Sowers
Name: C. MARTIN SOWERS	Name: C. MARTIN SOWERS
Title: Sr. Vice President-Finance	Title: Sr. Vice President-Finance

Each of the Guarantors below acknowledges and consents to this amendment and ratifies its Guaranty:

Family Dollar Services, Inc.	Family Dollar Operations, Inc.

By: /s/ C. Martin Sowers	By: /s/ C. Martin Sowers
Name: C. MARTIN SOWERS	Name: C. MARTIN SOWERS
Title: Sr. Vice President-Finance	Title: Sr. Vice President-Finance

Family Dollar Trucking, Inc.

By:            /s/ C. Martin Sowers
Name:       C. MARTIN SOWERS
Title:         Senior Vice President-Finance